Nomadchoice Pty Limited

Quarterly Report – September 30, 2015 and 2014

Index to Unaudited Condensed Financial Statements

Condensed balance sheets at September 30, 2015 (unaudited) and June 30, 2015	3

Unaudited condensed statements of income and comprehensive income for three months ended September 30, 2015 and 2014	4

Unaudited condensed statements of stockholders’ equity for the three months ended September 30, 2015	5

Unaudited condensed statements of cash flows for the three months ended September 30, 2015 and 2014	6

Notes to the unaudited condensed financial statements	7

Nomadchoice Pty Limited

Condensed Balance Sheets

At September 30, 2015 and June 30, 2015

	September 30, 2015	June 30, 2015
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$1,240,595	$402,695
Inventory	52,248	50,827
Prepayment	36,464	-
Due from shareholders	31,463	681,558
Total current assets	1,360,770	333,551

Fixed assets, net of accumulated depreciation of $4,596 and $4,582 respectively	3,497	2,951
Intangibles, net of accumulated amortization	3,659	4,166
Total other assets	7,156	7,117

TOTAL ASSETS	$1,367,926	$1,142,197

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$120,096	$47,256
Provision for income tax payable	439,046	310,302
Provision for dividend payable	47,633	-
Due to shareholders	-	1,784
Total current liabilities	606,775	359,342

Total liabilities	606,775	359,342

Commitments and contingencies	-	-

Stockholders’ Equity
Common shares no par value; unlimited shares authorized; 1,200 shares issued and outstanding	127	127
Retained earnings	875,256	871,070
Accumulated other comprehensive loss - cumulative translation adjustment	(114,232)	(88,342)
Total stockholders’ equity	761,151	782,855

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,367,926	$1,142,197

The accompanying notes are an integral part of these unaudited condensed financial statements

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Nomadchoice Pty Limited

Unaudited Condensed Statements of income and comprehensive income

For the three month periods ended September 30, 2015 and 2014

	2015	2014

Revenues :
Net Sales Revenue	$2,188,134	$256,350

Cost of goods sold	548,092	55,232

Gross profit	1,640,042	201,118

Operating Expenses :
Sales and marketing	439,471	36,910
General and administrative	143,051	76,617
Depreciation and amortization	662	-
Total operating expenses	583,184	113,527

Income from operations	1,056,858	87,592

Other income (expense)

Interest income	1,557	637

Income before provision for income taxes	1,058,415	88,229

Income taxes	(319,556)	-

Net income	$738,859	$88,229

Comprehensive income
Net income	$738,859	$88,229
Foreign currency translation adjustments	(25,889)	8,409
Comprehensive income	$712,970	$96,638

The accompanying notes are an integral part of these unaudited condensed financial statements

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Nomadchoice Pty Limited

Unaudited Condensed Statements of Stockholders’ Equity

For the three month period ended September 30, 2015

	Ordinary Shares		Retained	Accumulated Other Comprehensive	Total Stockholders
	Shares	Amount	Earnings	Income (loss)	Equity

Balance at June 30, 2015	1,200	$127	$871,070	(88,342)	$782,855

Dividends to stockholders	-	-	(734,673)	-	(734,673)

Net income for the period	-	-	738,859	-	738,859

Foreign currency translation adjustment	-	-	-	(25,889)	(25,889)

Balance at September 30, 2015	1,200	$127	$875,256	$(114,231)	$1,367,926

The accompanying notes are an integral part of these unaudited condensed financial statements

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Nomadchoice Pty Limited

Unaudited Condensed Statements of cash flows

For the three month periods ended September 30, 2015 and 2014

	2015	2014
Cash flows from operating activities
Net income	$738,859	$88,229

Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortisation	662	-

Change in operating assets and liabilities:
(Increase)/decrease in inventory	(1,421)	-
(Increase)/decrease in prepayments	(36,464)	-
Increase/(decrease) in trade and other payables	72,840	(10,128)
Increase/(decrease) in provision for income tax	128,744	(5,067)

Net cash provided by operating activities	903,220	73,034

Cash flows from investing activities
Payment for fixed & intangibles assets	(701)	378

Net cash (used in) provided by investing activities	(701)	378

Cash flows from financing activities
Repayment of dues from shareholders	(1,784)	(1,937)
Dividends paid	(36,945)	-

Net cash used in financing activities	(38,729)	(1,937)

Effect of exchange rate on cash and cash equivalents	(25,891)	(16,764)
Net increase in cash and cash equivalents	837,900	54,711
Cash and cash equivalents at the beginning of the period	402,695	278,840

Cash and cash equivalents at the end of the period	$1,240,595	$333,351

Supplemental Disclosure of Non cash Investing and Financing Activities
Dividends declared and paid to partially set off loan amounts due to shareholders	$734,673	$-

The accompanying notes are an integral part of these unaudited condensed financial statements

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 1. Significant accounting policies

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Organization and nature of operations

Nomadchoice Pty Limited (the “Company”) was incorporated on October 11, 2012 in Tasmania, Australia .During the financial year the principal continuing activities of the company consisted of online marketing and sales of a product known as flat tummy tea.

As a limited liability company, the members are not personally liable for any of the debts, obligations, losses, claims, or judgements on any of the liabilities of the Company, whether arising in tort, contract, or otherwise, unless a member has signed a specific guarantee.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to the customers. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold. Cancelled orders are refunded if not already dispatched, refunds are only paid if stock is damaged in transit, discounts are only offered with specific promotions and orders will be refilled if lost in transit.

Cash and cash equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable - trade

All sales to customers are made through the website flattummytea.com with payment being made at the time an order is placed. As a result the company has no accounts receivable at any time as orders are not accepted without payment first being made via credit card or PayPal.

Fixed assets

Fixed assets are carried at cost less accumulated depreciation. The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred. The costs of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts, and any resulting gain or loss is reflected in income.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the respective assets as follows:

Office equipment & furniture	2-5 years

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 1. Significant accounting policies (continued)

Inventory

Inventory consists of finished goods, raw materials and packaging material. Inventory is recorded on a first in first out basis and is valued at lower of cost or market. Finished goods include the cost of labour to assemble the items.

Advertising

The Company expenses advertising costs as they are incurred. Advertising includes direct online advertising and blogging. The company spending on advertising for the three months ended September 30, 2015 and 2014 was $51,956 and $14,043, respectively.

Related Party Transactions

All transactions with related parties are made on normal commercial terms and conditions and at market rates.

Other Comprehensive Income

The Company applies Statement of Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”). ASC 220-10 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Foreign Currency Translation Adjustment

The Company’s reporting currency is US Dollars and functional currency is Australian Dollars (AUD). The accounts of the Company are maintained using the local currency (Australian Dollars) as the functional currency. All assets and liabilities are translated into U.S. Dollars at the balance sheet date, equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: For the three months ended September 30, 2015 closing rate at 0.7317 US$:AUD, average rate at 0.7570 US$:AUD and for the three months ended September 30, 2014 closing rate at 0.9083 US$:AUD, average rate at 0.9589 US$:AUD.

Concentration of payables

The company is dependent on Caraway Tea Company for approximately 21.8% and 0% of its’ purchases in the three month periods ended September 30, 2015 and 2014 respectively.

Recent Accounting Pronouncements

ASU 2015-03

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments are effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments are to be applied on a retrospective basis, wherein the balance sheet of each individual period presented is adjusted to reflect the period-specific effects of applying the new guidance. We do not expect the adoption of ASU 2015-02 to have a material effect on our financial position, results of operations or cash flows.

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

ASU 2015-02

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). The ASU focuses on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification and improves current U.S. GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (“VIE”), and changing consolidation conclusions for companies in several industries that typically make use of limited partnerships or VIEs. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We do not expect the adoption of ASU 2015-02 to have a material effect on our financial position, results of operations or cash flows.

ASU 2014-16

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815).” ASU 2014-16 addresses whether the host contract in a hybrid financial instrument issued in the form of a share should be accounted for as debt or equity. ASU 2014-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. We do not currently have issued, nor are we investors in, hybrid financial instruments. Accordingly, we do not expect the adoption of ASU 2014-16 to have any effect on our financial position, results of operations or cash flows.

ASU 2014-15

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40)”. ASU 2014-15 provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosure. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and for interim and annual periods thereafter. Early application is permitted. We do not expect the adoption of ASU 2014-15 to have a material effect on our financial position, results of operations or cash flows.

ASU 2014-12

In June 2014, the FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. We do not expect the adoption of ASU 2014-12 to have a material effect on our financial position, results of operations or cash flows.

ASU 2014-09

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. We are still evaluating the effect of the adoption of ASU 2014-09. On April 1, 2015, the FASB voted to propose to defer the effective date of the new revenue recognition standard by one year.

ASU 2014-08

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) and Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU 2014-08 amends the definition for what types of asset disposals are to be considered discontinued operations, as well as amending the required disclosures for discontinued operations and assets held for sale. ASU 2014-08 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2014. The adoption of ASU 2014-08 did not have any effect on our financial position, results of operations or cash flows.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 2. Critical accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.

Estimation of useful lives of assets

The company determines the estimated useful lives and related depreciation and amortization charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortization charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Impairment of long-lived assets to be held and used

The company assesses impairment of long-lived assets to be held and used at each reporting date by evaluating conditions specific to the company and to the particular asset that may lead to impairment. If an impairment trigger exists, the undiscounted future cash flows related to use and disposal of asset is determined, which is then compared with the carrying amount of the asset. This involves a number of key estimates and assumptions.

Income tax

The company is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognises liabilities for anticipated tax audit issues based on the company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made. The deferred tax liability was not material as of September 30, 2015 and 2014.

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 3. Sales revenue

	2015	2014

Sales - Australia	$60,534	$49,544
Sales - export	2,030,732	196,367
Sales - shipping	96,869	10,439
	$2,188,134	$256,350

Note 4. Cost of sales

	2015	2014

Freight & Postage	$710	$14,864
Packaging	191,720	5,955
Fees	73,206	15,040
Raw Material	326,213	19,373
Less Closing stock	(43,757)	—
	$548,092	$55,232

Note 5. Operating expenses

	2015	2014

Sales and marketing
Advertising Facebook	$18,984	$8,502
Advertising Google Adwords	8,526	67
Advertising Adroll	21,914	3,744
Advertising- Other	2,531	1,730
Blogging expenses	378,164	22,867
Marketing	9,351	—
	$439,471	$36,910

General and administrative
Accounting & book-keeping	$5,110	$1,050
Bank charges	2,045	287
Branding	4,941	14,518
Consulting	7,570	—
Insurance	—	4,361
Office supplies	684	2,002
Other administrative expenses	4,425	2,161
Postage & courier	2,221	250
Rent	3,653	3,416

Subscriptions	5,601	831
Wages & superannuation and other payroll related costs	106,801	47,741
	$143,051	$76,584

Depreciation and amortization
Depreciation of office equipment	$425	$—
Amortisation of domain name and setup costs	237	—
	$662	$—

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 6. Income tax expense

	2015	2014

Income tax expense
Current tax	$319,056	$—
Numerical reconciliation of income tax expense and tax at the statutory rate
Profit before income tax expense	1,058,415	88,231

Tax at the statutory tax rate of 30%	317,525	26,469
Tax effect amounts which are not deductible/(taxable) in calculating taxable income:
Others	1,531	(26,469)

Income tax expense	$319,056	$—

Note 7. Due from shareholders

	September 30, 2015	June 30, 2015

Loan- Tim Polmear (Shareholder)	$31,463	$681,020
Loan- Polmear Holdings Pty Ltd (Beneficiary of shareholder)	—	538
	$31,463	$681,558

The receivable at June 30, 2015 represented an advance to the shareholder in anticipation of a dividend to be declared in favour of the shareholder. The receivable is non-interest bearing and receivable on demand. The Company declared dividends to offset loan receivable from shareholder (see note 10).

Note 8. Accounts Payable and Accrued Expenses

	September 30, 2015	June 30, 2015

Credit card	$6,113	$7,874
Accounts payable	89,091	18,536
GST payable/(receivable)	(4,702)	(2,195)
Superannuation and other payable	13,862	9,096
PAYG withholdings payable	15,732	13,945
	$120,096	$47,256

Note 9. Due to shareholders

	September 30, 2015	June 30, 2015

Due to shareholders	$—	$1,784

During the years ended June 30, 2014, the Company received funds from shareholders of $26,874 of which $25,090 was repaid during the year ended June 30, 2015. Remaining balance of $1,784 was repaid during the three months ended September 30, 2015. The payable is non-interest bearing and due on demand.

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 10. Equity - issued capital

	September 30, 2015	June 30, 2015	September 30, 2015	June 30, 2015
	Shares	Shares

Ordinary shares - fully paid	1,200	1,200	$127	$127

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the company does not have a limited amount of authorised capital.

On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

Dividend

Dividends paid during the period were as follows :

	2015	2014

Dividend for the three months ended September 30, 2015 of $612.20 per ordinary share	$734,673	—

During the three months ended September 30, 2015, the Company adjusted dues from receivable by $687,040, paid dividend of $36,945 by cash and balance of $47,633 of dividend is payable as of September 30, 2015.

Note 11. Contingent liabilities

The company had no contingent liabilities as at September 30, 2015 and June 30, 2015.

Note 12. Commitments

The company had no commitments for expenditure as at September 30, 2015 and June 30, 2015.

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Nomadchoice Pty Limited

Notes to the unaudited condensed financial statements

Note 13. Fixed assets

	September 30, 2015	June 30, 2015

Office equipment and computers	$8,093	$7,533
Less : Accumulated depreciation	(4,596)	(4,582)
	$3,497	$2,951

Depreciation expense for the three months ended September 30, 2015 and 2014 was $155 and $0, respectively.

Note 14. Inventory

	September 30, 2015	June 30, 2015

Raw materials and packaging material	$52,248	$50,827
	$52,248	$50,827

Note 15. Intangible assets

	September 30, 2015	June 30, 2015

Organisational costs	$732	$801
Domain name	3,841	4,206
Trademark	88	—
Less : Accumulated depreciation	(1,001)	(841)
	$3,659	$4,166

Amortization expense for the three months ended September 30, 2015 and 2014 was $507 and $0, respectively.

Note 16. Subsequent Events

On November 15, 2015 the Company entered into a stock purchase agreement with Synergy CHC Corp., a United States of America based consumer health care company, for the purchase of all of the issued and outstanding capital stock for $4,000,000 Australian dollars in cash and 3,571,428 shares of Synergy’s common stock. In addition to the cash and equity consideration, Synergy will pay the Company certain earn-out payments of up to $3,500,000 Australian dollars in aggregate upon certain EBITDA thresholds as of June 30, 2016.

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